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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): October 16, 1996
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                          Microware Systems Corporation
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             (Exact name of registrant as specified in its charter)




        Iowa                         0-27988                    42-1073916
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(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)             File number)            Identification No.)



1900 Northwest 114th Street, Des Moines, IA                      50325-7077
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (515) 223-8000
                                                    --------------

           -----------------------------------------------------------
           Former name or former address, if changed since last report

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Item 2.   Acquisition or Disposition of Assets

          On October 16, 1996, the Company made a $5 million equity investment in Unwired Planet, Inc., a privately-held Delaware corporation based in Redwood Shores, California. The source of funds used for the acquisition was the Company's working capital. Unwired Planet was established in 1994 to deliver an open platform for wireless Internet applications. Pursuant to the purchase agreement with Unwired Planet, the Company purchased shares of Series C Preferred Stock, which shares are convertible upon the happening of certain events into shares of common stock. The purchase price for the shares of Preferred Stock was the result of arms-length negotiation, and the Company does not believe that such investment gives it any control over the business or operations of Unwired Planet. In September 1996, the Company and Unwired Planet announced a strategic relationship to port Unwired Planet's UP.Browser technology to the Company's OS-9 real time operating system.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 31, 1996            MICROWARE SYSTEMS CORPORATION


                              By: /s/ Kent R. Kelderman
                                 -------------------------------------
                                 Name: Kent R. Kelderman
                                 Title: Acting Chief Financial Officer,
                                        Executive Vice President - Finance
                                        and Treasurer


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